Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-41226 of American Tower Corporation on Form S-8 of our report dated June 22, 2004, appearing in this Annual Report on Form 11-K of American Tower Retirement Savings Plan for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP

Boston, Massachusetts

June 22, 2004